Exhibit 99.1
October 19, 2022
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Third Quarter 2022 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or "the Company"), one of the largest and most diversified freight transportation companies, operating the largest full truckload fleet in North America, today reported third quarter 2022 net income attributable to Knight-Swift of $194.8 million and Adjusted Net Income Attributable 1 to Knight-Swift of $205.0 million. GAAP earnings per diluted share for the third quarter of 2022 were $1.21, compared to $1.23 for the third quarter of 2021. The Adjusted EPS was $1.27 for the third quarter of 2022, compared to $1.30 for the third quarter of 2021.

Key Financial Highlights
Consolidated total revenue grew by 15.5%, while consolidated operating income decreased by 1.7% to $265.4 million in the third quarter of 2022, as compared to the same quarter last year. Consolidated Net Income Attributable to Knight-Swift decreased by 5.5% to $194.8 million.
•Truckload — 81.8% Adjusted Operating Ratio, with a 3.7% year-over-year increase in revenue, excluding fuel surcharge and intersegment transactions.
•LTL — 84.5% Adjusted Operating Ratio, a 300 basis point improvement year-over-year, as yield remains strong and we continue to capture both revenue and cost synergies.
•Logistics — 86.8% Adjusted Operating Ratio, with load count growth of 20.1%,
•Intermodal — 90.2% operating ratio, a 130 basis point improvement year-over-year, leading to a 34.5% increase in operating income with year-over-year revenue growth of 16.0%.
•Non-reportable Segments — Revenue growth of 56.0%, while operating income improved by 96.6%. Demand remains strong for our insurance offering, equipment maintenance, equipment leasing, and warehousing services.
•Free Cash Flow1 — $742.5 million of free cash flow during the year-to-date period ending September 30, 2022.
•Return on Net Tangible Assets1 — Return on net tangible assets of 22.4% during the last 12 months, generated through internal growth, acquisitions, and investments.

	Quarter Ended September 30, [2]
	2022	2021	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,896,839	$1,642,445	15.5%
Revenue, excluding truckload and LTL fuel surcharge	$1,649,982	$1,510,572	9.2%
Operating income	$265,441	$270,087	(1.7)%
Adjusted Operating Income [1]	$279,055	$283,108	(1.4)%
Net income attributable to Knight-Swift	$194,795	$206,178	(5.5)%
Adjusted Net Income Attributable to Knight-Swift [1]	$204,967	$217,080	(5.6)%
Earnings per diluted share	$1.21	$1.23	(1.6)%
Adjusted EPS [1]	$1.27	$1.30	(2.3)%
1See GAAP to non-GAAP reconciliation in the schedules following this release.
2For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.

David Jackson, CEO of Knight-Swift, commented, "Our operating results remained strong across each of our reportable segments, despite a changing freight environment that muted typical seasonal patterns toward the end of the third quarter. These muted trends have continued into October as supply chains appear to be catching up and adjusting for uncertainty in consumer demand. These conditions have begun to reduce supply, particularly with small carriers, who have experienced materially declining spot rates combined with significant inflationary operating costs. If these trends continue, we expect truckload supply to rapidly exit the market. When comparing year-over-year, Adjusted EPS was negatively impacted $0.03 from higher interest expense, $0.04 from a higher tax rate, and $0.03 from lower gain on sale.

The Truckload segment operated with an 81.8% Adjusted Operating Ratio, while the LTL segment improved Adjusted Operating Ratio by 300 basis points year-over-year to 84.5%. We continue to find ways to leverage synergy opportunities between these segments and are focused on completing our LTL systems integration during the fourth quarter of this year. The integrated systems will allow us to seamlessly connect the AAA Cooper and MME networks, building a super-regional network to support our customers. We anticipate further expansion into the LTL market through opportunities to grow organically and through acquisitions. An ongoing focus on revenue growth through innovation within the Logistics segment has resulted in continued load count growth while operating with double-digit operating margins. Our power-only service offering continues to see strong demand and grew volume 33% year-over-year. With an ever-changing freight market and economy, we feel confident in our ability to successfully navigate the current freight environment while providing valuable service to our diverse customer base, continuing to grow our business, and returning value to our shareholders."
Other (Expense) Income, net — We recorded $8.5 million of income within "Other income (expense), net" in the condensed consolidated statement of comprehensive income in the third quarter of 2022, as compared to $4.1 million of income in the third quarter of 2021. The third quarter of 2021 included the write-off of deferred debt issuance costs from replacing our previous term loan and credit facility with a new credit facility.
Income Taxes — The effective tax rate was 25.2% for the third quarter of 2022, compared to 22.8% for the third quarter of 2021. We expect the full-year 2022 effective tax rate to be approximately 25%.
Dividend — On July 28, 2022, our board of directors declared a quarterly cash dividend of $0.12 per share of our common stock. The dividend was payable to the Company's stockholders of record as of September 5, 2022 and was paid on September 26, 2022.

2

Segment Financial Performance
Truckload Segment

	Quarter Ended September 30,
	2022	2021	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$967,769	$933,205	3.7%
Operating income	$175,802	$206,543	(14.9%)
Adjusted Operating Income [1]	$176,126	$206,866	(14.9%)
Operating ratio	84.9%	80.2%	470	bps
Adjusted Operating Ratio [1]	81.8%	77.8%	400	bps

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our diverse Truckload segment consists of our irregular route truckload, dedicated truckload, refrigerated, expedited, flatbed, and cross-border operations across our brands with approximately 13,500 irregular route tractors and nearly 5,000 dedicated tractors.
The Truckload segment grew revenue by 3.7%, while operating with an 81.8% Adjusted Operating Ratio. Revenue per loaded mile, excluding fuel surcharge and intersegment transactions, increased 8.1% year-over-year. Miles per tractor decreased by 4.2%, which is an improvement from the year-over-year decrease of 6.6% during the second quarter of 2022. These factors ultimately led to a 1.8% year-over-year increase in average revenue per tractor. We continue to experience inflationary pressures in driver-related costs, maintenance, and insurance that offset the improvements in revenue per tractor, resulting in a 14.9% reduction in Adjusted Operating Income.
We continue to add scale by increasing our trailer count which has grown to approximately 75,000 trailers as of the third quarter of 2022. We believe our vast and growing trailer fleet positions us to provide valuable capacity to our customers through our Truckload and Logistics segments.

LTL Segment 1

	Quarter Ended September 30,
	2022	2021	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge	$224,443	$167,900	33.7%
Operating income	$30,859	$17,469	76.7%
Adjusted Operating Income [2]	$34,891	$20,967	66.4%
Operating ratio	88.9%	90.9%	(200	bps)
Adjusted Operating Ratio [2]	84.5%	87.5%	(300	bps)

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2See GAAP to non-GAAP reconciliation in the schedules following this release.
Our LTL segment continues to make strides to grow revenue and improve margins and is ahead of the performance targets established at the time of acquisition. Our LTL segment operated at an 84.5% Adjusted Operating Ratio during the third quarter of 2022, a 300 basis-point improvement over the third quarter of 2021. Revenue per hundredweight increased 15.5%, excluding fuel surcharge, while revenue per shipment increased by 9.3%, excluding fuel surcharge. The ACT and MME teams continue to achieve both customer and cost synergies, and their systems are expected to be fully connected during the fourth quarter of this year. We believe this will allow for additional freight opportunities across the network with existing and new customers. During the fourth quarter of this year, we expect door capacity will grow by 125 doors across 4 new or expanded locations, with additional doors coming online in 2023. We remain encouraged by the strong performance within our LTL segment, and we continue to look for both organic and inorganic opportunities to geographically expand our footprint within the LTL market.

3

Logistics Segment

	Quarter Ended September 30,
	2022	2021	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$209,964	$221,374	(5.2%)
Operating income	$27,459	$27,128	1.2%
Adjusted Operating Income [1]	$27,794	$27,462	1.2%
Operating ratio	87.0%	88.0%	(100	bps)
Adjusted Operating Ratio [1]	86.8%	87.6%	(80	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Demand for our logistics service offering remained strong during the third quarter, resulting in year-over-year load count growth of 20.1%. We continue to leverage our consolidated fleet of approximately 75,000 trailers to support our power-only service offering. The Adjusted Operating Ratio improved 80 basis points year-over-year to 86.8%, resulting in a 1.2% increase in Adjusted Operating Income. Logistics gross margin improved to 20.9% in the third quarter of 2022, compared to 18.1% in the third quarter of 2021, despite a 21.0% decrease in revenue per load. We remain committed to utilizing the scale of our trailer fleet and continuing to innovate with technology and services to capture new opportunities for revenue growth.

Intermodal Segment

	Quarter Ended September 30,
	2022	2021	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$130,777	$112,754	16.0%
Operating income	$12,834	$9,544	34.5%
Operating ratio	90.2%	91.5%	(130	bps)

The Intermodal segment grew revenue 16.0% while operating income increased 34.5%, as the operating ratio improved from 91.5% to 90.2%. While load count was negatively impacted by threats of labor strikes during the last two weeks of the quarter, revenue per load remained strong and increased 27.5% year-over-year. Labor challenges within the rail network appear to be softening as we enter the fourth quarter, leading to improving transit times, more consistent notification times, and more predictability for our customers, although network fluidity continues to be a rail market challenge.
As a result of our new network and improved service offering, we expect load volumes to inflect positive year-over-year in the fourth quarter as we grow with new customers and expand with existing customers. To position Intermodal for continued growth, we increased our container count by approximately 700 during the first three quarters of the year, and we anticipate further growth in the fourth quarter. Intermodal continues to provide value to our customers and is complementary to the many services we offer.

4

Non-reportable Segments

	Quarter Ended September 30,
	2022	2021	Change
	(Dollars in thousands)
Total revenue	$139,435	$89,393	56.0%
Operating income	$18,487	$9,403	96.6%

The non-reportable segments include support services provided to our customers and third-party carriers, including insurance, equipment maintenance, equipment leasing, warehousing, trailer parts manufacturing, and warranty services. Our non-reportable segments also include certain corporate expenses (such as legal settlements and accruals, as well as $11.6 million in quarterly amortization of intangibles related to the 2017 merger between Knight and Swift and certain acquisitions). Strong demand for our insurance offering, equipment maintenance, equipment leasing, and warehousing services led to a 96.6% improvement in operating income and revenue growth of 56.0%. We expect continued revenue and income growth from these segments moving forward.

Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses) 1

	Year-to-Date September 30,
	2022	2021	Change
	(In thousands)
Net cash provided by operating activities	$1,099,195	$817,524	$281,671
Net cash used in investing activities	(358,626)	(1,548,757)	1,190,131
Net cash (used in) provided by financing activities	(748,829)	873,309	(1,622,138)
Net (decrease) increase in cash, restricted cash, and equivalents [2]	$(8,260)	$142,076	$(150,336)
Net capital expenditures	$(356,692)	$(196,064)	$(160,628)

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2"Net (decrease) increase in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.
Liquidity and Capitalization — As of September 30, 2022, we had a balance of $1.3 billion of unrestricted cash and available liquidity and $6.8 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $1.7 billion as of September 30, 2022. Free Cash Flow3 for the year-to-date period ended September 30, 2022 was $742.5 million. During the year-to-date period ended September 30, 2022, we generated $1.1 billion in operating cash flows and paid down $209.4 million in long-term debt, $114.0 million on our revolving line of credit, $41.5 million in finance lease liabilities, and $30.8 million on our operating lease liabilities. On a year-to-date basis, we repurchased approximately $300 million worth of our shares, and issued $59.0 million in dividends to our stockholders.
Equipment and Capital Expenditures — Gain on sale of revenue equipment was $15.6 million in the third quarter of 2022, compared to $22.1 million in the same quarter of 2021. The average age of the tractor fleet within our Truckload segment was 2.8 years in the third quarter of 2022, compared to 2.4 years in the same quarter of 2021. The average age of the tractor fleet within our LTL segment was 4.3 years in the third quarter of 2022 compared to 4.0 years in the same quarter of 2021. Cash capital expenditures, net of disposal proceeds, were $356.7 million for year-to-date September 30, 2022. We expect net cash capital expenditures will be in the range of $525 million – $575 million for full-year 2022, which is an update from our previously-disclosed range of $550 million – $600 million. Our net cash capital expenditures primarily represent replacements of existing tractors and trailers, as well as investments in our terminal network, driver amenities, and technology.
________
1See GAAP to non-GAAP reconciliations in the schedules following this release.

5

Guidance — We expect that Adjusted EPS1 for full-year 2022 will range from $5.17 to $5.22, which is an update from our previously-disclosed range of $5.30 to $5.45. Our expected Adjusted EPS1 range is based on the current truckload, LTL, and general market conditions, recent trends, and the current beliefs, assumptions, and expectations of management, as follows:
•Rates inflect negatively year-over-year as the moderating spot market yields less non-contract opportunities
•Stable truck count with typical sequential declines in miles per tractor
•Year-over-year increase in LTL revenue and margin, but typical sequential declines
•Stable Logistics load volumes with reduced revenue per load and an operating ratio in the mid-to-high 80's
•Intermodal margins to remain in the high single digits with volumes improving year-over-year
•Continued growth in revenue and operating income in non-reportable
•Inflationary pressure in most cost areas including driver pay, maintenance, equipment, and non-driving labor
•Equipment gains to be in the range of $10M to $15M
•Sequential increase in interest expense due to higher rates
•Net Cash Capex for the full year 2022 expected range of $525M – $575M
•Approximate tax rate of 25% for the full year 2022

The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS1 guidance.
________
1See GAAP to non-GAAP reconciliations in the schedules following this release.
2Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.30 for full-year 2022), as well as noncash impairments and certain other unusual items, if any.

Conference Call
Knight-Swift will host a live conference call with analysts and investors to discuss the earnings release, the results of operations, and other matters following its earnings press release on Wednesday, October 19, 2022, at 4:30 p.m. EDT. The conference dial in information is +1 (888) 886-7786 (Conference ID: 53734203). Please note that since the call is expected to begin promptly as scheduled, you will need to join a few minutes before that time. Slides to accompany this call will be posted on the Company’s website and will be available to download just before the scheduled conference call. To view the presentation, please visit https://investor.knight-swift.com/, "Third Quarter 2022 Conference Call Presentation."

6

Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies, providing multiple full truckload, LTL, intermodal, and logistics services. Knight-Swift uses a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating one of the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of transportation services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

7

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "foresee," "will," "could," "should," "may," "feel", "goal," "continue," or similar expressions, which speak only as of the date the statement was made. Such statements are forward-looking statements and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, share repurchases, leverage ratio, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic, industry, or Company conditions or performance, including, without limitation, expectations regarding future supply or demand, volume, or truckload capacity, and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:
•any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, cash flows, dividends, share repurchases, capital expenditures, or other financial items,
•future dividends,
•future effective tax rates,
•future performance of our reportable segments, including network design, labor, cost structure, container count, margin, and volumes within our Intermodal segment, and the expected network, margin, and volumes within our LTL segment,
•future capital structure, capital allocation, growth strategies and opportunities, costs, inflation, and liquidity, and
•future capital expenditures, including nature and funding of capital expenditures.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2021, and various disclosures in our press releases, stockholder reports, and other filings with the SEC.

8

Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited) [1]

	Quarter Ended September 30,		Year-to-Date September 30,
	2022	2021	2022	2021
	(In thousands, except per share data)
Revenue:
Revenue, excluding truckload and LTL fuel surcharge	$1,649,982	$1,510,572	$4,992,391	$3,856,549
Truckload and LTL fuel surcharge	246,857	131,873	692,568	324,611
Total revenue	1,896,839	1,642,445	5,684,959	4,181,160
Operating expenses:
Salaries, wages, and benefits	559,849	500,673	1,645,861	1,248,656
Fuel	231,128	146,422	678,763	390,713
Operations and maintenance	115,918	86,951	318,525	226,334
Insurance and claims	116,493	73,757	316,769	188,176
Operating taxes and licenses	26,628	27,475	85,869	71,240
Communications	5,095	6,612	16,709	16,284
Depreciation and amortization of property and equipment	150,363	138,570	442,889	382,091
Amortization of intangibles	16,254	15,719	48,635	39,452
Rental expense	15,216	12,002	42,109	42,265
Purchased transportation	364,394	352,061	1,135,750	914,448
Impairments	—	—	810	—
Miscellaneous operating expenses	30,060	12,116	62,965	38,040
Total operating expenses	1,631,398	1,372,358	4,795,654	3,557,699
Operating income	265,441	270,087	889,305	623,461
Other (expenses) income:
Interest income	1,221	245	2,357	809
Interest expense	(14,679)	(7,179)	(30,704)	(13,972)
Other income (expense), net	8,488	4,072	(31,493)	37,017
Total other (expenses) income, net	(4,970)	(2,862)	(59,840)	23,854
Income before income taxes	260,471	267,225	829,465	647,315
Income tax expense	65,679	61,059	206,943	158,171
Net income	194,792	206,166	622,522	489,144
Net loss (income) attributable to noncontrolling interest	3	12	102	(372)
Net income attributable to Knight-Swift	$194,795	$206,178	$622,624	$488,772
Other comprehensive income (loss)	243	(878)	(1,991)	(878)
Comprehensive income	$195,038	$205,300	$620,633	$487,894

Earnings per share:
Basic	$1.21	$1.24	$3.82	$2.95
Diluted	$1.21	$1.23	$3.80	$2.93

Dividends declared per share:	$0.12	$0.10	$0.36	$0.28

Weighted average shares outstanding:
Basic	160,665	165,966	162,785	165,823
Diluted	161,572	167,106	163,720	166,936
________
1The reported results do not include the results of operations of ACT and its subsidiary prior to its acquisition by Knight-Swift on July 5, 2021 in accordance with the accounting treatment applicable to the transaction. The reported results do not include the results of operations of MME and its subsidiaries prior to its acquisition by Knight-Swift on December 6, 2021 in accordance with the accounting treatment applicable to the transaction.

9

Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2022	December 31, 2021
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$194,082	$261,001
Cash and cash equivalents – restricted	144,960	87,241
Restricted investments, held-to-maturity, amortized cost	7,827	5,866
Trade receivables, net of allowance for doubtful accounts of $22,210 and $21,663, respectively	944,060	911,336
Contract balance – revenue in transit	19,605	22,936
Prepaid expenses	93,292	90,507
Assets held for sale	16,318	8,166
Income tax receivable	15,100	909
Other current assets	39,103	26,318
Total current assets	1,474,347	1,414,280
Property and equipment, net	3,675,325	3,555,364
Operating lease right-of-use assets	160,920	147,540
Goodwill	3,518,589	3,515,135
Intangible assets, net	1,782,452	1,831,049
Other long-term assets	135,734	192,132
Total assets	$10,747,367	$10,655,500

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$229,555	$224,844
Accrued payroll and purchased transportation	200,871	217,084
Accrued liabilities	98,513	128,536
Claims accruals – current portion	271,111	206,607
Finance lease liabilities and long-term debt – current portion	76,684	262,423
Operating lease liabilities – current portion	35,618	35,322
Total current liabilities	912,352	1,074,816
Revolving line of credit	146,000	260,000
Long-term debt – less current portion	1,028,014	1,037,552
Finance lease liabilities – less current portion	348,594	256,166
Operating lease liabilities – less current portion	121,028	107,614
Accounts receivable securitization	278,649	278,483
Claims accruals – less current portion	208,055	210,714
Deferred tax liabilities	878,167	874,877
Other long-term liabilities	9,895	11,828
Total liabilities	3,930,754	4,112,050
Stockholders’ equity:
Common stock	1,607	1,660
Additional paid-in capital	4,382,895	4,350,913
Accumulated other comprehensive loss	(2,554)	(563)
Retained earnings	2,424,469	2,181,142
Total Knight-Swift stockholders' equity	6,806,417	6,533,152
Noncontrolling interest	10,196	10,298
Total stockholders’ equity	6,816,613	6,543,450
Total liabilities and stockholders’ equity	$10,747,367	$10,655,500

10

Segment Operating Statistics (Unaudited)

	Quarter Ended September 30,				Year-to-Date September 30,
	2022	2021		Change	2022	2021		Change
Truckload
Average revenue per tractor [1]	$53,186	$52,231		1.8%	$159,959	$149,026		7.3%
Non-paid empty miles percentage	14.8%	13.5%	130	bps	14.5%	13.1%	140	bps
Average length of haul (miles)	398	398		—%	395	407		(2.9%)
Miles per tractor	19,391	20,233		(4.2%)	57,853	62,083		(6.8%)
Average tractors	18,196	17,867		1.8%	18,072	18,041		0.2%
Average trailers [2]	75,432	60,361		25.0%	73,476	60,396		21.7%

LTL 3 4
Shipments per day	18,809	16,430		14.5%	19,083	16,430		16.1%
Weight per shipment (pounds)	1,052	1,111		(5.3%)	1,072	1,111		(3.5%)
Average length of haul (miles)	512	515		(0.6%)	519	515		0.8%
Revenue per shipment	$188.18	$157.55		19.4%	$186.05	$157.55		18.1%
Revenue xFSR per shipment	$151.07	$138.27		9.3%	$151.14	$138.27		9.3%
Revenue per hundredweight	$ 17.89	$14.18		26.2%	$ 17.35	$14.18		22.4%
Revenue xFSR per hundredweight	$ 14.37	$12.44		15.5%	$ 14.09	$12.44		13.3%
Average tractors [5]	3,223	2,546		26.6%	3,147	2,546		23.6%
Average trailers [6]	8,472	7,202		17.6%	8,392	7,202		16.5%

Logistics
Revenue per load [7]	$1,985	$2,513		(21.0%)	$2,310	$2,261		2.2%
Gross margin	20.9%	18.1%	280	bps	21.8%	16.5%	530	bps

Intermodal
Average revenue per load [7]	$3,699	$2,902		27.5%	$3,608	$2,682		34.5%
Load count	35,354	38,856		(9.0%)	103,343	124,897		(17.3%)
Average tractors	628	609		3.1%	612	605		1.2%
Average containers	12,138	10,842		12.0%	11,552	10,843		6.5%

1Computed with revenue, excluding fuel surcharge and intersegment transactions
2Third quarter 2022 includes 7,952 trailers related to leasing activities recorded within our non-reportable operating segments. Third quarter 2021 does not include 6,682 trailers related to leasing activities recorded within our non-reportable operating segments.
The year-to-date period ended September 30, 2022 includes 7,282 trailers related to leasing activities recorded within our non-reportable operating segments. The year-to-date period ended September 30, 2021 does not include 5,886 trailers related to leasing activities recorded within our non-reportable operating segments.
3Operating statistics within the LTL segment exclude dedicated and other businesses.
4Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
5Our LTL tractor fleet includes 720 and 547 tractors from ACT's and MME's dedicated and other businesses for the quarters ended September 30, 2022 and 2021, respectively. Our LTL tractor fleet includes 705 and 547 tractors from ACT's and MME's dedicated and other businesses for the year-to-date periods ended September 30, 2022 and 2021, respectively.
6Our LTL trailer fleet includes 999 and 621 trailers from ACT's and MME's dedicated and other businesses for the quarters ended September 30, 2022 and 2021, respectively. Our LTL trailers fleet includes 956 and 621 trailers from ACT's and MME's dedicated and other businesses for the year-to-date periods ended September 30, 2022 and 2021, respectively.
7Computed with revenue, excluding intersegment transactions.

11

Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," "Free Cash Flow," and "Return on Net Tangible Assets," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, Adjusted Operating Ratio, and Return on Net Tangible Assets as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, Free Cash Flow, and Return on Net Tangible Assets, are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

12

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio 1 2

	Quarter Ended September 30,		Year-to-Date September 30,
	2022	2021	2022	2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,896,839	$1,642,445	$5,684,959	$4,181,160
Total operating expenses	(1,631,398)	(1,372,358)	(4,795,654)	(3,557,699)
Operating income	$265,441	$270,087	$889,305	$623,461
Operating ratio	86.0%	83.6%	84.4%	85.1%

Non-GAAP Presentation
Total revenue	$1,896,839	$1,642,445	$5,684,959	$4,181,160
Truckload and LTL fuel surcharge	(246,857)	(131,873)	(692,568)	(324,611)
Revenue, excluding truckload and LTL fuel surcharge	1,649,982	1,510,572	4,992,391	3,856,549

Total operating expenses	1,631,398	1,372,358	4,795,654	3,557,699
Adjusted for:
Truckload and LTL fuel surcharge	(246,857)	(131,873)	(692,568)	(324,611)
Amortization of intangibles [3]	(16,254)	(15,719)	(48,635)	(39,452)
Impairments [4]	—	—	(810)	—
Legal accruals [5]	2,640	5,005	(415)	2,884
Transaction fees [6]	—	(2,307)	—	(2,966)
Adjusted Operating Expenses	1,370,927	1,227,464	4,053,226	3,193,554
Adjusted Operating Income	$279,055	$283,108	$939,165	$662,995
Adjusted Operating Ratio	83.1%	81.3%	81.2%	82.8%

1     Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.
2    Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, the July 5, 2021 ACT acquisition and other acquisitions.
4    "Impairments" reflects the non-cash impairment of building improvements (within our non-reportable segments).
5    "Legal accruals" are included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income and reflect the following:
•During the second and third quarters of 2022, the Company decreased the estimated exposure related to certain accrued legal matters previously identified as probable and estimable in prior periods based on recent settlement agreements. Additional 2022 legal costs relate to certain lawsuits arising from employee and contract related matters.
•Third quarter 2021 reversal related to an accrued legal matter previously identified as probable in 2019. This was based on the recent decision of the appellate court, resulting in a change to a remote likelihood that a loss was incurred. Additional 2021 legal costs relate to certain class action lawsuits arising from employee and contract related matters.
6    "Transaction Fees" consisted of legal and professional fees associated with the acquisitions of UTXL and ACT. The transaction fees are included within "Miscellaneous operating expenses" in the condensed statements of comprehensive income.

13

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS 1 2

	Quarter Ended September 30,		Year-to-Date September 30,
	2022	2021	2022	2021
	(Dollars in thousands, except per share data)
GAAP: Net income attributable to Knight-Swift	$194,795	$206,178	$622,624	$488,772
Adjusted for:
Income tax expense attributable to Knight-Swift	65,679	61,059	206,943	158,171
Income before income taxes attributable to Knight-Swift	260,474	267,237	829,567	646,943
Amortization of intangibles [3]	16,254	15,719	48,635	39,452
Impairments [4]	—	—	810	—
Legal accruals [5]	(2,640)	(5,005)	415	(2,884)
Transaction fees [6]	—	2,307	—	2,966
Write-off of deferred debt issuance costs [7]	—	1,024	—	1,024
Adjusted income before income taxes	274,088	281,282	879,427	687,501
Provision for income tax expense at effective rate	(69,121)	(64,202)	(219,408)	(167,990)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$204,967	$217,080	$660,019	$519,511

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended September 30,		Year-to-Date September 30,
	2022	2021	2022	2021
GAAP: Earnings per diluted share	$1.21	$1.23	$3.80	$2.93
Adjusted for:
Income tax expense attributable to Knight-Swift	0.41	0.37	1.26	0.95
Income before income taxes attributable to Knight-Swift	1.61	1.60	5.07	3.88
Amortization of intangibles [3]	0.10	0.09	0.30	0.24
Impairments [4]	—	—	—	—
Legal accruals [5]	(0.02)	(0.03)	—	(0.02)
Transaction fees [6]	—	0.01	—	0.02
Write-off of deferred debt issuance costs [7]	—	0.01	—	0.01
Adjusted income before income taxes	1.70	1.68	5.37	4.12
Provision for income tax expense at effective rate	(0.43)	(0.38)	(1.34)	(1.01)
Non-GAAP: Adjusted EPS	$1.27	$1.30	$4.03	$3.11

1Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.
6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.
7"Write-off of deferred debt issuance costs" is included within "Other (expense) income, net" in the condensed consolidated statements of comprehensive income. The loss was incurred as a result of replacing the 2017 Debt Agreement with the 2021 Debt Agreement in September 2021.

14

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended September 30,		Year-to-Date September 30,
Truckload Segment	2022	2021	2022	2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,160,735	$1,041,332	$3,430,075	$2,990,137
Total operating expenses	(984,933)	(834,789)	(2,842,860)	(2,456,654)
Operating income	$175,802	$206,543	$587,215	$533,483
Operating ratio	84.9%	80.2%	82.9%	82.2%
Non-GAAP Presentation
Total revenue	$1,160,735	$1,041,332	$3,430,075	$2,990,137
Fuel surcharge	(192,685)	(107,867)	(538,277)	(300,605)
Intersegment transactions	(281)	(260)	(1,016)	(953)
Revenue, excluding fuel surcharge and intersegment transactions	967,769	933,205	2,890,782	2,688,579

Total operating expenses	984,933	834,789	2,842,860	2,456,654
Adjusted for:
Fuel surcharge	(192,685)	(107,867)	(538,277)	(300,605)
Intersegment transactions	(281)	(260)	(1,016)	(953)
Amortization of intangibles [2]	(324)	(323)	(971)	(971)
Adjusted Operating Expenses	791,643	726,339	2,302,596	2,154,125
Adjusted Operating Income	$176,126	$206,866	$588,186	$534,454
Adjusted Operating Ratio	81.8%	77.8%	79.7%	80.1%

1     Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions.

15

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended September 30,		Year-to-Date September 30,
LTL Segment [2]	2022	2021	2022	2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$278,615	$191,906	$817,587	$191,906
Total operating expenses	(247,756)	(174,437)	(716,584)	(174,437)
Operating income	$30,859	$17,469	$101,003	$17,469
Operating ratio	88.9%	90.9%	87.6%	90.9%
Non-GAAP Presentation
Total revenue	$278,615	$191,906	$817,587	$191,906
Fuel surcharge	(54,172)	(24,006)	(154,291)	(24,006)
Revenue, excluding fuel surcharge	224,443	167,900	663,296	167,900

Total operating expenses	247,756	174,437	716,584	174,437
Adjusted for:
Fuel surcharge	(54,172)	(24,006)	(154,291)	(24,006)
Amortization of intangibles [3]	(4,032)	(3,498)	(11,972)	(3,498)
Adjusted Operating Expenses	189,552	146,933	550,321	146,933
Adjusted Operating Income	$34,891	$20,967	$112,975	$20,967
Adjusted Operating Ratio	84.5%	87.5%	83.0%	87.5%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the ACT and MME acquisitions.

16

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended September 30,		Year-to-Date September 30,
Logistics Segment	2022	2021	2022	2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$210,673	$226,338	$741,374	$511,962
Total operating expenses	(183,214)	(199,210)	(630,565)	(462,901)
Operating income	$27,459	$27,128	$110,809	$49,061
Operating ratio	87.0%	88.0%	85.1%	90.4%
Non-GAAP Presentation
Total revenue	$210,673	$226,338	$741,374	$511,962
Intersegment transactions	(709)	(4,964)	(3,920)	(12,699)
Revenue, excluding intersegment transactions	209,964	221,374	737,454	499,263

Total operating expenses	183,214	199,210	630,565	462,901
Adjusted for:
Intersegment transactions	(709)	(4,964)	(3,920)	(12,699)
Amortization of intangibles [2]	(335)	(334)	(1,003)	(431)
Adjusted Operating Expenses	182,170	193,912	625,642	449,771
Adjusted Operating Income	$27,794	$27,462	$111,812	$49,492
Adjusted Operating Ratio	86.8%	87.6%	84.8%	90.1%

	Quarter Ended September 30,		Year-to-Date September 30,
Intermodal Segment	2022	2021	2022	2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$130,777	$112,801	$372,870	$335,245
Total operating expenses	(117,943)	(103,257)	(330,694)	(316,432)
Operating income	$12,834	$9,544	$42,176	$18,813
Operating ratio	90.2%	91.5%	88.7%	94.4%
Non-GAAP Presentation
Total revenue	$130,777	$112,801	$372,870	$335,245
Intersegment transactions	—	(47)	(47)	(226)
Revenue, excluding intersegment transactions	130,777	112,754	372,823	335,019

Total operating expenses	117,943	103,257	330,694	316,432
Adjusted for:
Intersegment transactions	—	(47)	(47)	(226)
Adjusted Operating Expenses	117,943	103,210	330,647	316,206
Adjusted Operating Income	$12,834	$9,544	$42,176	$18,813
Adjusted Operating Ratio	90.2%	91.5%	88.7%	94.4%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the UTXL acquisition.

17

Non-GAAP Reconciliation (Unaudited):
Free Cash Flow [1]

Year-to-Date September 30, 2022

GAAP: Cash flows from operations	$1,099,195
Adjusted for:
Proceeds from sale of property and equipment, including assets held for sale	139,545
Purchases of property and equipment	(496,237)
Non-GAAP: Free cash flow	$742,503

Non-GAAP Reconciliation (Unaudited):
Return on Net Tangible Assets [2]

	September 30,
	2022	2021
	(Dollars in thousands)
Total Assets	$10,747,367	$10,354,982

Adjusted for:
Intangible assets, net	(1,782,452)	(1,793,924)
Goodwill	(3,518,589)	(3,461,898)
Tangible Assets	$5,446,326	$5,099,160

Total Liabilities	$3,930,754	$4,049,542
Adjusted for:
Revolving line of credit, finance lease obligations, and long-term debt	(1,599,292)	(1,824,844)
Accounts receivable securitization	(278,649)	(278,428)
Deferred income tax liabilities	(878,167)	(856,926)
Non-Interest Bearing Liabilities, excluding deferred income tax liabilities	$1,174,646	$1,089,344

Net Tangible Assets	$4,271,680	$4,009,816
Average Net Tangible Assets	$4,140,748
Adjusted Net Income - TTM September 30, 2022	$928,689
Return on Net Tangible Assets	22.4%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP cash flows from operations to non-GAAP Free Cash Flow.
2Pursuant to the requirements of Regulation G, this table reconciles Total Assets and Total Liabilities to Average Net Tangible Assets.

18

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income - Trailing Twelve Months 1 2

	Year-to-Date September 30, 2022	Year-to-Date December 31, 2021	Year-to-Date September 30, 2021	TTM September 30, 2022
	(Dollars in thousands)
GAAP: Net income attributable to Knight-Swift	$622,624	743,388	488,772	877,240
Adjusted for:
Income tax expense attributable to Knight-Swift	206,943	230,887	158,171	279,659
Income before income taxes attributable to Knight-Swift	829,567	974,275	646,943	1,156,899
Amortization of intangibles [3]	48,635	55,299	39,452	64,482
Impairments [4]	810	299	—	1,109
Legal accruals [5]	415	(2,481)	(2,884)	818
Transaction fees [6]	—	4,445	2,966	1,479
Write-off of deferred debt issuance costs [7]	—	1,024	1,024	—
Adjusted income before income taxes	879,427	1,032,861	687,501	1,224,787
Provision for income tax expense at effective rate	(219,408)	(244,680)	(167,990)	(296,098)
Non-GAAP Adjusted Net Income Attributable to Knight Swift	$660,019	$788,181	$519,511	$928,689

1Pursuant to the requirements of Regulation G, this table reconciles Knight-Swift's GAAP Income before income taxes to Knight-Swift's non-GAAP Adjusted Income before Income Taxes and Adjusted Net Income.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, the July 5, 2021 ACT acquisition, and other acquisitions.
4"Impairments" reflects the following non-cash impairments:
•First quarter 2022 impairment reflects the non-cash impairment of building improvements (within our non-reportable segments).
•2021 impairments related to certain revenue equipment held for sale (within the non-reportable segments and the Truckload segment).
5"Legal accruals" are included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income and reflect the following:
•During the second and third quarters of 2022, the Company decreased the estimated exposure related to certain accrued legal matters previously identified as probable and estimable in prior periods based on recent settlement agreements. Additional 2022 legal costs relate to certain lawsuits arising from employee and contract related matters.
•Third quarter 2021 reversal related to an accrued legal matter previously identified as probable in 2019. This was based on the recent decision of the appellate court, resulting in a change to a remote likelihood that a loss was incurred. Additional 2021 legal costs relate to certain class action lawsuits arising from employee and contract related matters.
6"Transaction fees consist of legal and professional fees associated with the acquisitions of UTXL, ACT, and MME. The transaction fees are included within "Miscellaneous operating expense" in the condensed consolidated statements of comprehensive income.
7"Write-off of deferred debt issuance costs" is included within "Other (expense) income, net" in the condensed consolidated statements of comprehensive income for 2021. The loss was incurred as a result of replacing the 2017 Debt Agreement with the 2021 Debt Agreement in September 2021.

19